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                                                                CONFORMED COPY



                                 FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               CURRENT REPORT
                               --------------

                      PURSUANT TO SECTIONS 13 OR 15(d)
                        OF THE SECURITIES ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 2, 1996
                                                        -------------



                       QUANTUM LEARNING SYSTEMS, INC.
                       ------------------------------
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      NEVADA                     0-18222                  87-0432572
  (State or other              (Commission              (IRS Employer
   incorporation)              File Number)          Identification No.)



                             1111 SW 17TH STREET
                             OCALA, FLORIDA 34474
                             --------------------
              (Address of principal executive offices, zip code)


                                (352) 620-8905
                                --------------
           (Registrant's telephone number, including area code)









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                                 FORM 8-K
                              CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                     of the Securities Act of 1934


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The Registrant, has entered into a letter of intent to acquire 100% of Corporacion Pipasa, S.A. ("Pipasa"), a Costa Rican private company, in a tax-free exchange. The Registrant will issue an aggregate of 25,600,000 common shares to the shareholders of Pipasa. A definitive agreement is anticipated within thirty days. The closing of the transaction will be subject to completion of due diligence by both parties and the approval by shareholders of the transaction, which includes the authorization of sufficient additional common shares to complete the transaction, approval of the resignation of the current officers and directors and their replacement by Pipasa management, the approval of the disposal of all current operations of the Registrant in such manner as to estoppel any contingent liability, and the change of the name of the Registrant to a name selected by Pipasa and acceptable to applicable regulatory authorities.

Pipasa's main line of business is the production and marketing of poultry products. Pipasa has audited net sales for the fiscal year ended September 20, 1995 of $57,396,036US, with net earnings of $3,272,475US. As of September 30, 1995, this company had audited total assets of $57,404,163US, total stockholders' equity of $40,990,824US.

     ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

              Not Applicable.

     ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

              Not Applicable.

     ITEM 5.  OTHER EVENTS.

              Not Applicable.

     ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

              Not Applicable.

     ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

              Not Applicable.

     ITEM 8.  CHANGE IN FISCAL YEAR.

              Not Applicable.

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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      QUANTUM LEARNING SYSTEMS, INC.


                                      By:  /s/  JAMES K. ISENHOUR
                                         -------------------------------
                                          James K. Isenhour
                                          Chairman of the Board


Dated: April 4, 1996